Exhibit 99.1

Planet 13 Announces Q1 2025 Financial Results

●	Q1 2025 Revenue of $28.0 million

●	Q1 2025 Net loss of $2.0 million

●	Q1 2025 Adjusted EBITDA loss of $2.5 million

All figures are reported in United States dollars ($) unless otherwise indicated

Las Vegas, Nevada – May 14, 2025 – Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced its financial results for the three-month period ended March 31, 2025. Planet 13’s financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

“This was a challenging quarter, marked by persistent pricing pressure and softness in tourism and consumer spending. Despite the headwinds, our differentiated brands and focus on entertainment continue to drive relative outperformance, reinforcing the strength and resilience of our portfolio,” said Larry Scheffler, co-CEO of Planet 13.

“We are moving with urgency to align our cost base to the realities of today’s market. These actions are focused on sharpening our operational efficiency, enhancing profitability, and prioritizing investments in our most strategic and high-performing assets. By concentrating on what we do best, we’re positioning the company for stronger, more sustainable growth,” said Bob Groesbeck, co-CEO of Planet 13.

Financial Highlights – Q1 – 2025

Operating Results

All comparisons below are to the quarter ended March 31, 2024, unless otherwise noted

●	Revenue was $28.0 million as compared to $22.9 million, an increase of 22.5%. The increase in sales was driven by the addition of Florida.

●	Gross profit was $12.0 million or 42.8% as compared to $10.5 million or 45.8%. The lower gross margin was driven by industry wide pricing pressure.

●	Total expenses were $18.6 million as compared to $14.1 million, a increase of 31.6%. Higher total expenses were driven by the addition of Florida operations.

●	Net loss of $2.0 million as compared to a net loss of $5.9 million.

●	Adjusted EBITDA loss of $2.5 million as compared to Adjusted EBITDA loss of $0.0 million. Adjusted EBITDA loss was driven by lower operating leverage.

Balance Sheet

All comparisons below are to December 31, 2024, unless otherwise noted

●	Cash of $15.6 million as compared to $23.4 million
●	Total assets of $203.8 million as compared to $206.7 million
●	Total liabilities of $93.1 million as compared to $94.0 million

Q1 Highlights and Recent Developments

For a more comprehensive overview of these highlights and recent developments, please refer to Planet 13’s press releases.

●	On March 3, 2025, Planet 13 announced a significant recovery of funds related to El Capitan.
●	On March 27, 2025, Planet 13 announced the opening of its Port Richey dispensary in Tampa Bay region.
●	On April 2, 2025, Planet 13 announced the opening of a new dispensary in Orange Park, Florida.
●	On April 30, 2025, Planet 13 announced the opening of a new dispensary in Edgewater, Florida, just south of Daytona Beach.

Results of Operations (Summary)

The following tables set forth consolidated statements of financial information for the three-month periods ending March 31, 2025, and March 31, 2024.

Financial Highlights

Results of Operations

(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2025	2024	change

Total Revenue	$28.0	$22.9	22.5%
Gross Profit	$12.0	$10.5	14.5%
Gross Profit %	42.8%	45.8%	-6.5%
Operating Expenses	$16.8	$12.0	40.2%
Operating Expenses %	60.0%	52.4%	14.4%
Net Loss Before Provision for Income Taxes	$(1.8)	$(3.5)	-48.6%
Net Loss	$(2.0)	$(5.9)	-65.1%
Adjusted EBITDA	$(2.5)	$(0.0)	6180.9%
Adjusted EBITDA Margin %	-9.0%	-0.2%

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, is available on the SEC’s website at www.sec.gov or at https://planet13.com/investors/. The Company’s Management Discussion and Analysis for the period and the accompanying financial statements and notes are available under the Company's profile on SEDAR+ at https://www.sedarplus.ca/ and on its website at https://planet13.com/investors/.

This news release is not in any way a substitute for reading those financial statements, including the notes to the financial statements.

Conference Call

Planet 13 will host a conference call on May 14, 2025 at 5:00 p.m. ET to discuss its first quarter financial results and provide investors with key business highlights, strategy, and outlook. The call will be chaired by Robert Groesbeck, Co-CEO, Larry Scheffler, Co-CEO, and Dennis Logan, CFO.

CONFERENCE CALL DETAILS

Date: May 14, 2025 | Time: 5:00 p.m. EST

Call registration link: https://registrations.events/direct/Q4I928030

Non-GAAP Financial Measures

There are financial measures included in this press release that are not in accordance with GAAP and therefore may not be comparable to similarly titled measures and metrics presented by other publicly traded companies. These non-GAAP financial measures should be considered as supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. The Company includes EBITDA and Adjusted EBITDA because it believes certain investors use these measures and metrics as a means of assessing financial performance. EBITDA is calculated as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA is calculated as EBITDA before share-based compensation, the change in fair value of warrants and one-time non-recurring expenses.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods presented:

Reconciliation of Non-GAAP Adjusted EBITDA
(Figures in millions	For the Three Months Ended
and % change based	March 31,	March 31,
on these figures)	2025	2024	change

Net Income (Loss)	$(2.0)	$(5.9)	-65.1%
Add impact of:
Interest (income)/expense, net	$0.2	$(0.0)	-818.2%
Provision for income taxes	$0.2	$2.3	-90.0%
Depreciation and amortization	$1.8	$2.1	-14.9%
Depreciation included in cost of goods sold	$1.3	$1.0	38.7%
EBITDA	$1.4	$(0.5)	-369.2%
Share-based compensation and related premiums	$0.1	$0.1	-42.2%
Gain on recovery of property in settlement	$(4.6)	$-	0.0%
Professional fees expensed related to M&A activities	$0.2	$0.0	322.0%
Expenses related to El Capitan Matter	$0.3	$0.3	-2.4%
Adjusted EBITDA	$(2.5)	$(0.0)	6180.9%

For more information on Planet 13, visit the investor website (https://planet13.com/investors/).

About Planet 13

Planet 13 (https://planet13.com) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and Florida. Home to the nation's largest dispensary, located just off The Strip in Las Vegas, Planet 13 continues to expand its footprint with the recent debut of its first consumption lounge in Las Vegas, DAZED!, the opening of its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH. To learn more, visit planet13.com and follow Planet 13 on Instagram @planet13stores.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such as “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to our strategic goals or future performance. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others: final regulatory and other approvals or consents needed to operate our business; fluctuations in general macroeconomic conditions; inflationary pressures; fluctuations in securities markets; expectations regarding the size of the cannabis market in the states in which we currently operate in or contemplate future operations and changing consumer habits in such states; the ability of the Company to successfully achieve its business objectives; plans for expansion; political and social uncertainties including international conflict; inability to obtain adequate insurance to cover risks and hazards; and the presence of laws and regulations that may impose restrictions on cultivation, production, distribution and sale of cannabis and cannabis related products in the states in which we currently operate in or contemplate future operations; employee relations and other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov and on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca and in the Company’s periodic reports subsequently filed with the U.S. Securities and Exchange Commission and on SEDAR+. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Balance Sheets (Unaudited, In United States Dollars)

	March 31,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash	$15,556,553	$23,384,493
Restricted Cash	2,050,584	2,050,584
Accounts Receivable	1,634,120	1,473,156
Inventory	24,199,619	22,821,994
Assets held for sale	4,570,227	-
Prepaid Expenses and Other Current Assets	3,714,748	4,568,816
Total Current Assets	51,725,851	54,299,043

Property, Plant and Equipment	63,223,161	63,511,423
Intangible Assets and Goodwill	48,763,931	48,763,931
Right of Use Assets - Operating	37,720,488	38,229,399
Long-term Deposits and Other Assets	1,068,477	1,033,758
Deferred Tax Asset	1,283,906	896,525

TOTAL ASSETS	$203,785,814	$206,734,079

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current:
Accounts Payable	$5,940,241	$7,421,921
Accrued Expenses	7,372,088	7,285,415
Income Taxes Payable	1,211,082	139,480
Notes Payable - Current Portion	8,847,542	8,681,684
Operating Lease Liabilities	1,897,526	1,818,588
Total Current Liabilities	25,268,479	25,347,088

Long-Term Liabilities:
Operating Lease Liabilities	46,006,886	46,448,666
Other Long-term Liabilities	1,230,037	1,220,722
Uncertain Tax Positions	19,321,475	19,321,475
Deferred Tax Liability	1,231,852	1,682,207
Total Liabilities	93,058,729	94,020,158

SHAREHOLDERS' EQUITY
Common Stock, no par value, 1,500,000,000 shares authorized, 325,263,800 issued and outstanding at March 31, 2025 and 325,163,800 issued and outstanding at December 31, 2024	-	-
Preferred Stock, no par value, 50,000,000 shares authorized, 0 issued and outstanding at March 31, 2025 and 0 at December 31, 2024	-	-
Additional Paid-In Capital	368,881,670	368,821,339
Deficit	(258,154,585)	(256,107,418)
Total Shareholders' Equity	110,727,085	112,713,921

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$203,785,814	$206,734,079

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2025	2024

Revenues, net of discounts	$28,031,807	$22,877,471
Cost of Goods Sold	(16,024,302)	(12,392,992)
Gross Profit	12,007,505	10,484,479

Expenses:
General and Administrative	14,016,688	10,024,787
Sales and Marketing	1,547,018	1,290,737
Lease Expense	1,304,893	774,946
Depreciation	1,751,430	2,059,023
Total Expenses	18,620,029	14,149,493

Loss From Operations	(6,612,524)	(3,665,014)

Other Income (Expense):
Interest income (expense), net	(176,411)	24,562
Foreign exchange (loss)	(2,889)	(3,097)
Other income, net	4,978,523	113,749
Total Other Income	4,799,223	135,214

Loss Before Provision for Income Taxes	(1,813,301)	(3,529,800)

Provision For Income Taxes
Current Tax Expense	(1,071,602)	(2,363,860)
Deferred Tax Recovery	837,736	19,891
	(233,866)	(2,343,969)

Net Loss and Comprehensive Loss	$(2,047,167)	$(5,873,769)

Loss per Share
Basic and diluted loss per share	$(0.01)	$(0.03)

Weighted Average Number of Shares of Common Stock
Basic and diluted	325,261,578	228,437,545

PLANET 13 HOLDINGS INC. Interim Condensed Consolidated Statements of Cash Flows (Unaudited, In United States Dollars)

	Three Months Ended
	March 31,	March 31,
	2025	2024
CASH USED IN OPERATING ACTIVITIES
Net loss	$(2,047,167)	$(5,873,769)
Adjustments for items not involving cash:
Shared based compensation	60,331	104,338
Non-cash lease expense	506,530	235,980
Depreciation	3,081,283	3,017,720
Loss on disposal of fixed assets	-	66,178
Recovery of property in legal settlement	(4,570,227)	-
Amortization of note payable discount	126,725	-
Lease incentive amortization	2,381	27,277
	(2,840,144)	(2,422,276)

Net Changes in Non-cash Working Capital Items	(1,986,054)	1,082,151
Repayment of lease liabilities	(362,842)	(90,826)
Total Operating	(5,189,040)	(1,430,951)

FINANCING ACTIVITIES
Proceeds from public share issuance	-	9,913,856
Repayment of Lafayette State Bank Note	(2,947,632)	-
Bank of Nevada Revolving Line of Credit	3,000,000	-
Total Financing	52,368	9,913,856

INVESTING ACTIVITIES
Purchase of property and equipment	(2,691,268)	(2,947,190)
Proceeds from sales of fixed assets	-	4,594
Total Investing	(2,691,268)	(2,942,596)

NET CHANGE IN CASH DURING THE PERIOD	(7,827,940)	5,540,309

CASH
Beginning of Period	25,435,077	17,281,592

End of Period	$17,607,137	$22,821,901